UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 20, 2014

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2014, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering by Diamondback Energy of 3,000,000 shares of its common stock at a public offering price of $62.67 per share (less the underwriting discount) (the “Firm Shares Offering”). Pursuant to the Underwriting Agreement, Diamondback Energy granted the Underwriters a 30-day option to purchase up to 450,000 additional shares of its common stock at the public offering price (less the underwriting discount) (the “Optional Shares Offering” and, together with the Firm Shares Offering, the “Offering”), which option was exercised by the Underwriters in full on February 21, 2014. Diamondback Energy intends to use the net proceeds from the Offering and borrowings under its revolving credit facility to fund its previously announced acquisitions of additional acreage in Martin County, Texas in the Permian Basin (the “Pending Acquisitions”). To the extent the Pending Acquisitions are not consummated, Diamondback Energy intends to use the net proceeds from the Offering to fund a portion of its exploration and development activities and for general corporate purposes, which may include leasehold interest and property acquisitions and working capital. The Offering closed on February 26, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to Diamondback Energy’s effective automatic shelf registration statement on Form S-3 (File No. 333-192099), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2013 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on November 5, 2013, a preliminary prospectus supplement, filed with the SEC on February 20, 2014, and a final prospectus supplement, filed with the SEC on February 21, 2014 (collectively, the “Prospectus”).

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. Affiliates of Capital One Securities, Inc., Credit Suisse Securities (USA) LLC, IBERIA Capital Partners L.L.C, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, each an Underwriter in the Offering, are lenders under Diamondback Energy’s revolving credit facility. In addition, an affiliate of Wells Fargo Securities, LLC has served as administrative agent under Diamondback Energy’s revolving credit facility, for which it has received customary fees and reimbursement of expenses. Pursuant to Diamondback Energy’s revolving credit facility, it has agreed to indemnify the lenders and agents under that agreement against a variety of liabilities and to reimburse certain expenses. Additionally, an affiliate of Wells Fargo Securities, LLC is a counterparty to certain of Diamondback Energy’s hedging transactions.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 20, 2014 and February 26, 2014, Diamondback Energy issued press releases announcing the pricing and the closing, respectively, of the Offering. Copies of the press releases are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Offering, Diamondback Energy is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

1.1*	Underwriting Agreement, dated February 20, 2014, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release dated February 20, 2014 entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”

99.2**	Press release dated February 26, 2014 entitled “Diamondback Energy Announces Closing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	February 26, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1*	Underwriting Agreement, dated February 20, 2014, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release dated February 20, 2014 entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”

99.2**	Press release dated February 26, 2014 entitled “Diamondback Energy Announces Closing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.

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